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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                     May 9, 2007



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                    001-16317                 95-4079863
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     MAY 9, 2007 - HOUSTON, TEXAS - Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended March 31, 2007 of approximately $0.2 million, or $0.01 per basic and diluted share. This compares to net income attributable to common stock for the three months ended March 31, 2006 of $0.7 million, or $0.05 per basic and diluted share.

     The net loss attributable to Contango common stock for the nine months ended March 31, 2007 was $2.7 million, or $0.18 per basic and diluted share, compared to net income attributable to common stock for the nine months ended March 31, 2006 of $0.4 million, or $0.03 per basic and diluted share.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

Exhibit No.                 Description of Document
-----------      --------------------------------------------
99.1                    Press release dated May 9, 2007


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONTANGO OIL & GAS COMPANY


Date:  May 9, 2007                      By: /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer